UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2014

LAPORTE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35684	35-2456698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

710 Indiana Avenue, LaPorte, Indiana	46350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (219) 362-7511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Change in Registrant’s Certifying Accountant

On March 17, 2014, LaPorte Bancorp, Inc. (the “Registrant”) dismissed Crowe Horwath LLP (“Crowe”) as the Registrant’s principal accountants. This decision was approved by the Registrant’s Audit Committee.

The audit reports of Crowe on the Registrant’s consolidated financial statements as of and for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2013 and 2012 and the subsequent interim period through March 17, 2014, there were no: (1) disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference to the subject matter of the disagreements in connection with its audit reports, or (2) reportable events under Item 304(a)(1)(v) of SEC Regulation S-K.

The Registrant has provided Crowe with a copy of the disclosure contained in this Current Report on Form 8-K. The Registrant has requested that Crowe issue a letter stating whether or not it agrees with the above statements. The letter from Crowe is attached as Exhibit 16 to this Current Report on Form 8-K.

On March 17, 2014, the Registrant engaged BKD, LLP (“BKD”) as the Registrant’s new principal accountants. During the years ended December 31, 2013 and 2012 and the subsequent period prior to engaging BKD, the Registrant did not consult with BKD regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of SEC Regulation S-K.

Item 9.01.                      Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  Not applicable

(b)           Pro Forma Financial Information.  Not Applicable

(c)           Shell Company Transactions. Not Applicable

(d)           Exhibits:   Exhibit 16      Letter of Crowe Horwath LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPORTE BANCORP, INC.
DATE: March 21, 2014	By:	/s/ Michele M. Thompson
Michele M. Thompson
President and Chief Financial Officer